UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

January 25, 2018

MACKENZIE REALTY CAPITAL INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-55006	45-4355424
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 School Street Moraga, California	94556
(Address of principal executive offices)	(Zip Code)

(925) 631-9100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 25, 2018, MacKenzie Realty Capital, Inc., mailed a letter to stockholders announcing the Fourth Calendar Quarter 2017 regular and special dividend.

The full text of the letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report is furnished pursuant to Item 7 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.

Item 8.01 Other Events.

Fourth Calendar Quarter 2017 Dividend

The board of directors (the "Board") of MacKenzie Realty Capital, Inc. (the "Company") has authorized the Company to declare a dividend for the Fourth Calendar Quarter 2017.  This is the Company's regular quarterly dividend of 17.5¢ per share, at the annual rate of 7% based upon the sale price of $10 per Share, plus an additional special dividend of 7.5¢ per share, primarily due to liquidation of KBS Real Estate Investment Trust and a special distribution from the sale of properties within our investments in Uniprop Manufactured Housing II and KBS Legacy Partners Apartment REIT. The board set monthly record dates of October 31, November 30, and December 31, and stockholders of record on such a record date will receive $0.0833 per Share.  Thus, stockholders of record for all three months will receive $0.25 per share for the quarter, those stockholders accepted as of October 1, 2017, will receive $0.1667 per Share, and those accepted December 1, 2017 will receive $0.0833 per Share.  The dividends will be paid on or about January 31, 2018, in cash or reinvested in stock for those participating in the Company's dividend reinvestment plan. The Board anticipates making future declared dividends, if any, on a similar schedule, approximately 45 days after the close of the previous fiscal quarter.  The Board determined that the Company had sufficient income from the quarter ended December 31, 2017, to support the regular quarterly dividend to Stockholders at the annualized rate of 7%, plus the additional special dividend, without distributing any original capital.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the timing of payment of dividends are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended June 30, 2017, as amended, and its other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
99.1	Letter to stockholders regarding tax treatment of dividends and 1st quarter dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: January 25, 2018	By:	/s/ Robert Dixon
Robert Dixon
President